UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2012

CAM Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53009	57-1021913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jixing Building, 151 Shengli Avenue North, Shijiazhuang, Hebei Province, P.R. China	050041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-0311-8696-4264

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAM GROUP, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement.
Exhibit - 10.1 Financial Advisory Service Agreement By and Between CAM Group, Inc. and China International Capital Corporation Limited
Signatures

Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2012 CAM Group, Inc. (the “Company” or “Registrant”) and China International Capital Corporation Limited (“CICC”) entered into a Financial Advisory Service Agreement (the “Agreement”). Pursuant to the terms of the Agreement, CICC will introduce private investors to the Registrant and assist with a restructuring, subject to shareholder approval and applicable law. It is contemplated that after the restructuring, the Registrant will issue A-shares and conduct a public offering in the domestic Chinese market (the restructuring and public offering in China shall hereinafter be referred to as the “Engagement”). The Agreement further states that CICC has been engaged as the sole and exclusive financial advisor to the Registrant and will assist and participate in the Company’s potential private financing and provide financial advisory services and analysis for the Engagement.

The financial advisory services provided by CICC will primarily consist of due diligence, pricing, valuation, strategic analysis, the formulation of a private financing plan and a future development strategy. CICC will develop a use of proceeds for the Company, prepare a road show report, and acquire necessary government approval for the Engagement.

In consideration of the above-mentioned financial advisory services CICC will receive a 3% service fee based on the total funds raised by CICC. The Company is obligated to pay the service fee within five (5) working days after receipt of funds from any private investor introduced to the Company by CICC. Upon successful completion of the Engagement, a bonus shall be given in consideration of CICC’s performance, as agreed upon by the Company and CICC.

As a condition to the Engagement with CICC, the existing shareholders of the Company will be obligated to use CICC as their broker in China for any secondary market transactions, and existing shareholder A-shares in China will be locked up for a period of three years.

In the event of any future capital raises, the Company will use its best efforts to appoint CICC as the Company’s co-sponsor, lead underwriter, book runner or financial consultant.

The Company and CICC may terminate the Engagement at any time by mutual agreement or unilaterally in the event of significant changes in the relevant laws, regulations and policies of China, or the state of operation of either party, or any force majeure that has had a substantial unfavorable influence on the execution of the Agreement and made it impossible to fulfill or to continue to perform the Engagement.

In the event that the Engagement is terminated, CICC and the Company will not be obligated to perform on the Agreement, except that remuneration and charges incurred shall be paid to CICC on the date of termination.

The foregoing summary of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit

Exhibit - 10.1 Financial Advisory Service Agreement By and Between CAM Group, Inc. and China International Capital Corporation Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 14, 2012              CAM Group, Inc.

By: /s/ Weiheng Cai

                                                                  Weiheng Cai

President, Director, Principal Financial Officer and Principal Accounting Officer

Exhibit Index

Exhibit - 10.1 Financial Advisory Service Agreement By and Between CAM Group, Inc. and China International Capital Corporation Limited